Exhibit 99.1
LONG BEACH HOTEL PROPERTIES, LLC
Consolidated Financial Statements
as of and for the years ended
December 31, 2010 and 2009

LONG BEACH HOTEL PROPERTIES, LLC
December 31, 2010 and 2009

Report of Independent Auditors
To the Members of
Long Beach Hotel Properties, LLC
In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in members’ equity and of cash flows present fairly, in all material respects, the financial position of Long Beach Hotel Properties, LLC and its subsidiaries (the “Company”), at December 31, 2010 and 2009, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Irvine, California
July 15, 2011

LONG BEACH HOTEL PROPERTIES, LLC

Consolidated Balance Sheets
December 31, 2010 and 2009

	2010	2009
ASSETS

Current assets
Cash and cash equivalents	$567,500	$363,600
Accounts receivable	555,800	1,002,600
Prepaid expenses and other assets	254,600	206,500

Total current assets	1,377,900	1,572,700
Restricted cash	201,900	71,900
Notes receivable	1,538,200	1,539,500
Investments in Hotels, net	65,653,900	68,285,800
Deferred franchise fees	36,100	—
Deferred loan costs	64,900	74,900
Ground leases	6,732,900	600

TOTAL ASSETS	$75,605,800	$71,545,400

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accounts payable	$963,600	$1,818,900
Advance deposits	266,400	76,600
Accrued expenses	4,250,800	1,020,600
Current portion of debt	21,100,700	948,800
Current portion of related-party loan	11,747,400	—

Total current liabilities	38,328,900	3,864,900

Related-party loan	—	6,309,100
Debt	36,572,600	56,686,500

TOTAL LIABILITIES	74,901,500	66,860,500

Commitments and contingencies (Note 11)

MEMBERS’ EQUITY	704,300	4,684,900

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$75,605,800	$71,545,400

See Notes to Consolidated Financial Statements

LONG BEACH HOTEL PROPERTIES, LLC

Consolidated Statements of Operations
For the Years Ended December 31, 2010 and 2009

	2010	2009
REVENUES
Rooms	$10,877,900	$5,844,000
Food & beverage and other income	4,990,000	1,748,100

TOTAL REVENUES	15,867,900	7,592,100

OPERATING EXPENSES
Rooms	3,093,900	2,320,900
Food and beverage	3,868,800	2,068,000
General & administrative	1,712,300	1,062,500
Repair & maintenance	813,200	537,700
Utilities	609,200	452,300
Marketing	1,296,400	999,800
Management fees	567,100	330,600
Property taxes & insurance	716,000	312,800
Asset management fee to related party	218,100	211,700
Professional fees	109,900	15,200
Depreciation	3,112,100	2,039,500
Ground lease	697,600	605,700
State tax fees	14,200	26,000
Loan modification expenses	947,200	—
Other expenses	625,100	535,500

TOTAL OPERATING EXPENSES	18,401,100	11,518,200

NET OPERATING LOSS	(2,533,200)	(3,926,100)

OTHER (INCOME) AND EXPENSES
Interest income	(129,400)	(5,800)
Interest and loan cost expenses	4,630,800	3,129,300

NET LOSS	$(7,034,600)	$(7,049,600)

See Notes to Consolidated Financial Statements

LONG BEACH HOTEL PROPERTIES, LLC

Consolidated Statements of Changes in Members’ Equity
For the Years Ended December 31, 2010 and 2009

	Contributed		Retained
	Capital	Distributions	Earnings (Deficit)	Total
Balance at January 1, 2009	$30,951,400	$(19,589,800)	$372,900	$11,734,500

Net loss	—	—	(7,049,600)	(7,049,600)

Balance at December 31, 2009	30,951,400	(19,589,800)	(6,676,700)	4,684,900

Net loss	—	—	(7,034,600)	(7,034,600)

Contributions	3,054,000	—	—	3,054,000

Balance at December 31, 2010	$34,005,400	$(19,589,800)	$(13,711,300)	$704,300

See Notes to Consolidated Financial Statements

LONG BEACH HOTEL PROPERTIES, LLC

Consolidated Statements of Cash Flows
For the Years Ended December 31, 2010 and 2009

	2010	2009
Cash Flows from Operating Activities
Net loss	$(7,034,600)	$(7,049,600)
Adjustments to net loss:
Depreciation	3,112,100	2,039,500
Amortization of deferred loan costs	72,600	71,900
Changes in assets and liabilities:
Accounts receivable	446,800	(696,000)
Prepaid expenses and other assets	(48,100)	(97,300)
Accounts payable	(855,300)	(4,416,600)
Accrued expenses	3,471,000	588,400
Advance deposits	189,800	49,000

Net Cash Used in Operating Activities	(645,700)	(9,510,700)

Cash Flows from Investing Activities
Improvements and additions to investments in hotels	(480,000)	(26,035,800)
Deferred franchise fees	(36,100)	—
Notes receivable	1,300	(1,539,500)
Change in restricted cash	(130,000)	1,702,700

Net Cash Used in Investing Activities	(644,800)	(25,872,600)

Cash Flows from Financing Activities
Proceeds from long-term debt	770,100	30,564,800
Repayment of long-term debt	(4,698,800)	(39,100)
Payment of deferred loan costs	(15,200)	—
Proceeds from related-party loans	6,645,200	9,546,900
Repayment of related-party loans	(1,206,900)	(4,604,900)

Net Cash Provided by Financing Activities	1,494,400	35,467,700

Increase in cash and cash equivalents	203,900	84,400
Cash and cash equivalents, beginning of year	363,600	279,200

Cash and cash equivalents, end of year	$567,500	$363,600

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for:
Interest (net of capitalized interest of $0 and $680,800 for 2010 and 2009, respectively)	$2,633,100	$2,950,184
Taxes	$14,200	$26,000

Supplemental Disclosure of Non Cash Investing and Financing Activities
Non cash investing and financing activities consist of the following:

Acquisition of ground lease	$6,780,000	$—
Debt assumed related to admission of QWL as member	(3,966,700)	—
Accrued ground lease payment included as equity of QWL	240,700	—

QWL capital contributions (Note 11)	$3,054,000	$—

See Notes to Consolidated Financial Statements

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements
December 31, 2010 and 2009
Note 1 — Nature of operations and principles of consolidated financial statements
Long Beach Hotel Properties, LLC (the “Company”) was incorporated on June 26, 2007 under the laws of the State of California and shall continue until terminated or by operation of law.
The Company owns two hotels in the port of Long Beach, California, through its wholly-owned subsidiaries, Queensbay Hotel, LLC (“Queensbay”) operating as “The Hotel Maya,” a Doubletree by Hilton, and Portside Partners, LLC (“Portside”) operating as “Residence Inn” by Marriott. The Company’s managing member is Ensemble Hotel Partners, LLC (“EHP”). Profit and loss allocations for the Company are based on the terms of the operating agreement.
The Hotel Maya
The Hotel Maya was purchased for approximately $11,531,300 in March 2005 and has 199 guest rooms with 194 in operation. As of December 31, 2010, this hotel is operating under a franchise agreement from Doubletree Franchise, LLC (Note 7). The Hotel Maya operates as a full service hotel with indoor and outdoor meeting and banquet space. There is also a water parcel with an operating marina. The primary customers include leisure transient guests, business travelers and group and wedding attendees.
Residence Inn
The Residence Inn was developed collaboratively by EHP and Ensemble Real Estate Services, LLC, an affiliate of EHP. The Residence Inn, placed in service in June 2009, has 178 suites and is an extended stay hotel operated by Residence Inn by Marriott, LLC (“Marriott”) (Note 6). The Residence Inn customer base includes primarily business travelers, extended stay guests and some leisure guests. The Residence Inn is a limited service hotel.
Note 2 — Summary of significant accounting policies
Principles of consolidation
The accompanying consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), include the accounts of the Company and its wholly-owned subsidiaries. All significant, intercompany accounts have been eliminated in consolidation.
Cash and cash equivalents
The Company considers all highly liquid investments with an original maturity of three months or less, at the time of purchase, to be cash equivalents. As of December 31, 2010 and 2009, cash and cash equivalents included amounts in non-interest bearing checking accounts and an interest-bearing money market account.
Accounts receivable
Accounts receivable is primarily comprised of receivables related to hotel guests and is presented net of an allowance for doubtful accounts. The Company will write-off accounts at the time collectability is considered doubtful. As of December 31, 2010 and 2009, allowance for doubtful accounts was $3,500 and $0, respectively.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
December 31, 2010 and 2009
Prepaid expenses and other assets
Prepaid expenses include prepaid insurance, prepaid property taxes and other prepaid expenses. As of December 31, 2010 and 2009, prepaid expenses totaled $78,000 and $193,500, respectively. Other assets include inventories totaling $62,500 and $84,300 as of December 31, 2010 and 2009, respectively, and consist of food, beverage and supplies. Inventories are stated at lower of cost (first-in, first-out) or market.
Restricted cash
Restricted cash represents lender impounds related to property tax payments and monthly deposits to cover costs of replacements, renewals and additions to furniture, fixtures, and equipment and routine capital expenditures (“FF&E Reserve”) as required by the management agreement with Marriott (Note 6).
Notes receivable
Notes receivable includes accrued interest. Interest is recognized as earned.
Capitalization of project development costs
Costs are capitalized during the periods in which activities necessary to ready the project for its intended use are in progress. The Company’s capitalization policy on development projects is guided by authoritative guidance under GAAP. The cost of land and development include specifically identifiable costs. The capitalized costs include pre-construction costs essential to the development of the project, development costs, construction costs, and other costs incurred during the development period. The Company considers the project as substantially complete and operational, upon completion of the project, but no later than one year from cessation of major construction activity. The capitalization period related to interest and real estate taxes begins when construction commences, and ends when the asset is substantially complete and ready for its intended use. The Company capitalized $680,800 in interest during 2009 and did not capitalize interest during 2010. The costs capitalized in 2009 relate to the construction of The Residence Inn, which was placed in service in June 2009 and the renovations completed on The Hotel Maya in July 2009.
Investments in hotels
The investments in hotels are stated at cost less accumulated depreciation. The book value of property and equipment, acquired through a purchase, are based upon the allocation of the purchase price at the time of acquisition. All other additions are stated at cost. Property, plant and equipment are depreciated on the straight-line method over the following estimated useful lives:

Buildings and improvements	10 to 39 years
Furniture, fixtures and equipment	3 to 7 years

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
December 31, 2010 and 2009
Expenditures for maintenance and repairs are expensed as incurred. Upon sale, retirement or other disposal, the asset cost and related accumulated depreciation are removed from the accounts, and the net amount less any proceeds is charged or credited to income.
The Company assesses the fair value of acquired real estate assets (including land, buildings, site improvements, above- and below-market leases, origination costs, acquired in-place leases, other identified intangible assets and assumed liabilities) in accordance with ASC 805, “Business Combinations,” and allocates the fair value or purchase price, as warranted, to the acquired assets and assumed liabilities. The Company assesses and considers fair value based on estimated cash flow projections that utilize discount and/or capitalization rates that are deemed appropriate, as well as available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known and anticipated trends, and market and economic conditions.
Impairment
The carrying value of long-lived assets including hotels, capitalized development costs and notes receivable are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the individual investments may not be recoverable. An impairment charge is recognized when estimated future cash flows (undiscounted and without interest charges) are less than the carrying amount of the investments. The estimation of future cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future economics and market conditions and the availability of capital. If, in future periods, there are changes in the estimates or assumptions incorporated into the impairment review analysis, the changes could result in an adjustment to the carrying amount of the Company’s long-lived assets. To the extent that an impairment has occurred, the excess of the carrying amount of the long-lived assets over its estimated fair value will be charged to income. At December 31, 2010 and 2009, management believed there was no impairment of the carrying value of its long-lived assets.
Deferred franchise fees
Initial franchise fees are capitalized and amortized over the term of the agreement on a straight-line basis and are reflected as a component of other expenses. The initial franchise fee for the Doubletree by Hilton franchise, commencing November 1, 2010, was $37,500. The net carrying amount of deferred franchise fees was $36,100 and $0 at December 31, 2010 and 2009, respectively. Deferred franchise fees expense was $1,400 and $0 for 2010 and 2009, respectively.
Deferred loan costs
Loan costs are deferred and expensed over the term of the loan using the straight-line method which approximates the effective interest method. During 2010 and 2009, loan cost expense amounted to $72,600 and $71,900, respectively, and is reflected as a component of interest and loan cost expenses in the accompanying consolidated statements of operations.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
December 31, 2010 and 2009
Ground leases
On December 31, 2010, the Company entered into a contribution agreement with QW Land Holding Company, LLC (“QWL”) (Note 11), to assign the Queensbay ground sublease and Portside ground sublease to Queensbay and Portside, respectively. The prepaid ground leases are expensed on a straight line basis over the term of the lease.
Advance deposits
The Company defers advances received for group reservations, weddings and other events. The amount deferred for group reservations, weddings and other events at December 31, 2010 and 2009 was $266,400 and $76,600, respectively. The Company will recognize revenue when occupancy or the event occurs, or when an advance deposit is forfeited.
Income taxes
The Company has elected to be treated as a partnership for federal and state income tax purposes. Taxable income or loss will be allocated in accordance with the operating agreement to the individual members. In addition, no provision has been made in the financial statements for federal income taxes since a liability for such taxes is the responsibility of the individual members. The Company is subject to the applicable state limited liability company fee and the fee is reflected as state tax fees in the accompanying financial statements. Any penalties or interest incurred in relation to filing respective tax returns will be paid by the Company.
Management is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. Management has determined that no such reserves were required at December 31, 2010 and 2009.
Revenue recognition
The Company recognizes room rental, food and beverage and other revenues upon providing the related services. Sales and occupancy taxes collected from customers submitted to taxing authorities are not recorded in revenue.
Use of estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
December 31, 2010 and 2009
Concentration of credit risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposited with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. The Company believes it places cash balances with quality financial institutions, which limits its credit risk.
Diversification risk
The assets of the Company are concentrated in the real estate sector. Accordingly, the Company’s investments may be subject to more rapid change in value than would be the case if the Company were to maintain a wide diversification among investments or industrial sectors. Furthermore, even within the real estate sector, the investment portfolio is concentrated in terms of geography and type of real estate investment. This lack of geographic diversification may also subject the investments of the Company to more rapid change in value than would be the case if the assets of the Company were more widely diversified.
Note 3 — Notes receivable
Portside entered into a Transient Occupancy Tax (“TOT”) Reimbursement Agreement with the City of Long Beach (“the City”) on July 16, 2008. In connection with soil improvement work performed on the property subleased by Portside, the City executed an agreement for a refund of Portside’s TOT not to exceed $1,500,000. The agreement commenced October 1, 2009 and accrues interest at 7% per annum. On October 1, 2009, per the agreement, the City paid an amount equal to 25% of the total TOT revenue paid to the City by Portside during the previous year. Annually, thereafter, the City must make principal payments of $150,000 and interest payments on all interest accrued to date, but not to exceed 25% of the annual TOT revenue paid by Portside to the City. The agreement terminates on October 1, 2018, at which time the remaining unpaid principal and interest must be paid in full or the terms of the agreement must be extended until all outstanding principal and interest is paid to Portside. The note is unsecured and Portside has the right to assign its interest in the agreement to any person or entity which legally succeeds to the interests of Portside under the sublease, in accordance with all transfer requirements contained in the sublease. As of December 31, 2010 and 2009, the balance on the note, including interest, was $1,450,200 and $1,451,500, respectively.
Also included in notes receivable for both 2010 and 2009 is approximately $88,000 in working capital advances made to Marriott as part of the Company’s management agreement (Note 6). The receivable is non-interest bearing and is due upon termination of the management agreement.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
December 31, 2010 and 2009
Note 4 — Investments in hotels
Investments in hotels consist of the following:

	December 31,
	2010	2009
Buildings and improvements	$62,953,900	$62,756,500
Furniture, fixtures, and equipment	9,682,300	9,399,200

	72,636,200	72,155,700

Less accumulated depreciation	6,982,300	3,869,900

Net investment in hotels	$65,653,900	$68,285,800

Depreciation expense for 2010 and 2009 was $3,112,100 and $2,039,500, respectively.
Note 5 — Rental income
The Company subleased a portion of its land, the space commonly known as “Water Parcel IV”, a commercial water area located on Queensbay’s property to Harbor Light Landing, LLC (“Subtenant”). The Subtenant pays rent based on 10% of gross mooring, slip rental revenue and other similar water parcel operations and 5% of gross charter, group, yacht club membership, corporate and other similar office operations. The sublease terminates March 31, 2020. For 2010 and 2009, rental income related to the sublease was $73,900 and $64,100, respectively, and was reflected in Food & beverage and other income in the accompanying consolidated statements of operations.
Note 6 — Management fees
The Hotel Maya
Joie De Vivre Hospitality, Inc. (“JDV”) managed The Hotel Maya during 2009 and for the period January 1, 2010 through October 31, 2010. Under a management agreement with JDV, the Company paid monthly management fees based upon a percentage of The Hotel Maya’s gross revenues and gross room revenue. Effective October 31, 2010, the management agreement with JDV was terminated. In connection with the termination of the JDV management agreement, the Company agreed to pay a termination fee of $172,600. The termination fee was reflected in Other expenses in the accompanying consolidated statements of operations for 2010. The Hotel Maya was self-managed for the period November 1, 2010 to April 31, 2011, therefore no management fee was incurred during this period. In May 2011, the Company entered into a management agreement with EHP (Note 12) to manage The Hotel Maya’s operations.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
December 31, 2010 and 2009
Residence Inn
Marriott manages the Residence Inn property. Under the management agreement with Marriott, effective May 11, 2007 and amended March 23, 2009, the Company pays monthly management fees equal to the base management fee (6% of Residence Inn’s gross revenue from June 2009 through August 2011 and 7% from September 2011 onward) and an incentive management fee based on Residence Inn’s Available Cash Flow, as defined in the management agreement. Additionally, pursuant to the management agreement, the Company must maintain an FF&E Reserve. The FF&E Reserve percentage, calculated as a percentage of gross revenue, was 5% in 2010 and 4% in 2009. From 2010 onward, the FF&E Reserve percentage shall remain at 5% until termination of the management agreement in 2032. The agreement shall automatically renew for two additional 10 year terms, unless written notice of election not to renew is given 365 days prior to expiration of the agreement. Additionally, under the management agreement with Marriott, the Company pays marketing fees, which are calculated as 2.5% of guest room revenues. Marketing fees paid to Marriott were $137,100 and $72,700 for 2010 and 2009, respectively and was reflected in Marketing in the accompanying consolidated statements of operations.
Management fees were $567,100 and $330,600 for 2010 and 2009, respectively.
Note 7 — Franchise fees
The Hotel Maya
Pursuant to Queensbay’s franchise agreement, effective November 1, 2010 and terminating August 31, 2020, with Doubletree Franchise, LLC, a subsidiary of Hilton Worldwide, the Company is obligated to pay a monthly program fee of 4% of The Hotel Maya’s gross room revenue plus monthly royalty fees based on the schedule below:

Royalty Fee as a
Percentage of Gross
Rooms Revenue
2010 - 2011	2.5%
2012	3.0%
2013	3.5%
2014	4.0%
2015 - 2020	5.0%
Franchise fees expense was $19,200 and $0 for 2010 and 2009, respectively and was reflected in Marketing in the accompanying consolidated statements of operations.
Residence Inn
Pursuant to Portside’s management agreement with Marriott (Note 6), the Company does not pay any franchise fees for the Residence Inn.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
December 31, 2010 and 2009
Note 8 — Asset management fees
On October 1, 2007 the Company was former pursuant to the Limited Liability Company Operating Agreement of Long Beach Hotel Properties, LLC whereby the Company agreed to pay EHP, the manager, a monthly asset management fee of $17,000 ($12,000 for Queensbay and $5,000 for Portside) to manage the Company’s assets, with the fee increasing 3% per annum each October 1. Asset management fees were $218,100 and $211,700 for 2010 and 2009, respectively. In 2011, the Company entered into an Amended and Restated Operating Agreement (Note 12) that modified the required asset management fees.
Note 9 — Long-term debt
Long-term debt is summarized as follows:

	December 31,
	2010	2009

(i) GE Loan *	$20,569,500	$24,299,400

(ii) Connecticut General Loan	31,800,000	31,875,000

(iii) Portside TOT Loan *	1,337,100	1,460,900

(iv) Queensbay Ground Lease Loan *	2,546,100	—

(iv) Portside Ground Lease Loan *	1,420,600	—

Long-term debt	$57,673,300	$57,635,300

*	As described below, in 2011 the Company repaid this obligation (Note 12).
(i) On January 3, 2008, Queensbay entered into a debt agreement with Merrill Lynch Capital (“Lender”), a division of Merrill Lynch Business Financial Services, Inc. for the principal amount of $25,000,000. Lender was later acquired by GE Capital (“GE”), a division of GE Business Financial Services, Inc. The debt (“GE Loan”) is secured by a first priority Leasehold Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Security Agreement on personal property. The interest rate is a floating rate equal to 3.25% per annum plus one month LIBOR rate, not at any time lower than 6.85%. The initial maturity was on January 31, 2011 and the Company has the option to extend for two additional 12-month terms. Monthly payments, commencing on February 1, 2008 and continuing on the first day of each month thereafter, shall equal the Net Cash Flow, as defined in the debt agreement, for the calendar month that is two months in arrears. The payments shall be applied towards the accrued interest portion of the debt. Queensbay must maintain a minimum $400,000 in Accrued Interest Reserve, as defined in the debt agreement, with Lender. To the extent the Net Cash Flow is more than the Accrued Interest amount, as defined in the debt agreement, Queensbay retains the excess. If Net Cash Flow is less than the Accrued Interest amount, Lender shall make disbursements from the Accrued Interest Reserve to pay for the unpaid portion of the Accrued Interest. The GE Loan was in default due to non-payment of obligations from November 2009 through August 2010. In 2011, the Company paid off the GE Loan (Note 12).

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
December 31, 2010 and 2009
(ii) On August 10, 2007, Portside entered into a debt agreement with Connecticut General Life Insurance Company (“Connecticut General”) for $31,875,000 at a fixed rate of 7.25% per annum. The debt is secured by a Leasehold Deed of Trust, Security Agreement with Assignment of Rents and Fixture Filing, and a first priority security interest in personal property and assignment of rents and leases. During the first three years of the loan, Portside shall pay Connecticut General monthly interest only payments. At the commencement of the fourth year, Portside shall pay Connecticut General monthly principal and interest payments on the basis of a 30 year amortization until the loan matures on September 1, 2017, at which time the remaining unpaid principal and accrued and unpaid interest is due.
(iii) On August 7, 2008, Portside entered into a debt agreement with Beach Business Bank for $1,500,000, maturing August 7, 2018. The debt (“Portside TOT Loan”) calls for monthly principal and interest payments of approximately $19,200, with interest accruing at a fixed rate of 7.5% per annum. The Portside TOT loan is collateralized by the TOT note receivable (Note 3). In 2011, the Company paid off the Portside TOT Loan (Note 12).
(iv) On December 31, 2010, pursuant to a contribution agreement (Note 11) entered into with QWL, the Company assumed debt related to QWL’s Ground Leases in exchange for assignment of the sublease to the Company. The debt assumed is comprised of $2,546,100 ground lease debt for the Queensbay property (“Queensbay Ground Lease Loan”) and $1,420,600 ground lease debt for the Portside property (“Portside Ground Lease Loan”), maturing December 16, 2033 and August 15, 2032, respectively. The debt is with Beach Business Bank. The monthly payments for the Queensbay Ground Lease Loan and Portside Ground Lease Loan ranged from $11,200 to $18,500, with variable rate interest payments. In 2011, the Company paid off both loans (Note 12).
On March 5, 2010, Queensbay entered into a debt agreement with Beach Business Bank for $750,000, maturing March 5, 2011. The debt called for monthly payments of accrued interest at variable rates, calculated as the “Community Savings Annual Percentage Yield” plus 2%, with payment of unpaid principal and unpaid interest due at maturity. During 2010, the principal balance and accrued and unpaid interest was paid off.
Interest expense, including related party interest (Note 10), was $4,558,200 and $3,057,400 for 2010 and 2009, respectively.
The following is a summary of principal payments and maturities of debt obligations:

Years Ending December 31,	Amount

2011	$21,100,700
2012	569,400
2013	612,000
2014	647,000
2015	696,200
Thereafter	34,048,000

Total	$57,673,300

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
December 31, 2010 and 2009
Note 10 — Related-party transactions
Ground Lease
The Company subleases real property from QWL, a related party. The leases are accounted for as operating leases (Note 11). Rent expense related to the ground leases was $697,600 and $605,700 for 2010 and 2009, respectively. In 2011, the QWL subleases were terminated.
Loans
The Company has various related-party loans with its owners, affiliates and other related-party entities. The unsecured borrowings accrue interest at rates of 8% to 10% and were scheduled to mature in June 2011. Related-party loans as of December 31, 2010 and 2009 were $11,747,400 and $6,309,100, respectively. Related-party interest expense was $586,300 and $320,900 for 2010 and 2009, respectively, and are reflected as a component of interest and loan cost expenses in the accompanying consolidated statements of operations. The related-party loans were repaid in full in May 2011 (Note 12).
Note 11 — Commitments and contingencies
The Company subleased its Ground Lease from QWL and accounts for these leases as operating leases. Monthly rentals for Queensbay and Portside properties are $37,000 and $21,500, respectively. The leases contain provisions for adjustments in rent every three years, calculated as the percent increase in the Consumer Price Index, not to exceed 7.5% for Queensbay and 8.25% for Portside.
On December 31, 2010, the Company entered into a contribution agreement with QWL, to assign $6,780,000 in prepaid ground leases from the Queensbay and Portside Ground Leases to Queensbay and Portside, respectively, in exchange for membership interest in the Company. The agreement resulted in the Company’s assumption of QWL’s debt of $3,966,700 (Note 9) related to the Ground Leases. Additionally, $240,700 of accrued ground lease payments due from Queensbay to QWL was added into the equity received by QWL, resulting in total capital contributions of $3,054,000.
Rent expense under non-cancellable ground leases, amounted to $697,600 and $605,700 for 2010 and 2009, respectively. The Company also leases office equipment under various lease agreements that amounted to $5,800 and $4,000 for 2010 and 2009, respectively, and are reflected in various operating department expenses in the accompanying consolidated statements of operations.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
December 31, 2010 and 2009
The following is a schedule by years of future minimum rental payments, excluding the QWL ground leases, as of December 31, 2010:

Year	Amount

2011	$18,200
2012	17,100
2013	16,000
2014	16,000
2015	16,000

Total	$83,300

From time to time, the Company is involved with legal proceedings and claims arising in the ordinary course of business. The Company maintains adequate liability insurance, and, in the opinion of the Company, any ultimate liability from such claims will not have a material effect on the financial position, results of operations or cash flows of the Company. There were no unresolved claims as of December 31, 2010 and 2009, respectively.
Note 12 — Subsequent events
GE Loan
During 2010, the Company was in negotiations with GE to sell its $25,000,000 GE Loan to Canpartners Realty Holding Company IV, LLC (“Canpartners”). The Loan Sale Agreement between GE and Canpartners dated August 23, 2010, as subsequently amended, provided for the purchase of the GE Loan of $25,000,000 (less $680,500 of holdback unfunded) for $18,225,000. Concurrent with the Loan Sale Agreement, the Company entered into negotiations with Canpartners to restructure the terms of the loan upon its purchase of the loan from GE. On January 27, 2011, due to disagreements with Canpartners relating to the proposed terms of the loan, the Company terminated its ongoing negotiations with Canpartners and entered into an Assignment and Assumption of Loan Sale Agreement with Canpartners. This resulted in the assignment of the Loan Sale Agreement to the Company by GE. As of December 31, 2010, the Company incurred $947,200 of loan modification expenses related to the Canpartners loan negotiations, inclusive of a $300,000 break-up fee and $13,000 for reimbursement of related loan negotiation expenses to Canpartners.
Torrey Pines Bank Financing
On January 24, 2011, the Company obtained financing from Torrey Pines Bank in the amount of $15,000,000. The loan calls for monthly principal and variable interest payments and matures February 14, 2014 with the option to extend for two additional 12-month terms. Principal proceeds from the loan, along with the escrow funds and the capital contribution described below, were used to pay off the GE Loan and Queensbay Ground Lease Loan in May 2011.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
December 31, 2010 and 2009
The Hotel Maya Management Agreement
In May 2011, the Company entered into a management agreement with EHP to manage The Hotel Maya. The management agreement is for a seven-year term, with automatic one year renewal terms. The management fee will be 3% of total revenues paid monthly in arrears.
CWI Contribution Agreement
In May 2011, the Company entered into a Contribution Agreement with CWI Long Beach Hotels, LLC (“CWI”). In exchange for approximately $19,694,000 in capital contributions, CWI received a 49% interest in the Company. The original membership interests in the Company were distributed to the original members who, in turn, formed LBHP-Ensemble Partners, LLC (“LEP”) and LEP was then admitted as a 51% member of the Company. CWI’s investment was made in the form of preferred equity interest that carries a cumulative preferred dividend of 9.5% per year and is senior to EHP’s equity interest. CWI has the option to acquire an additional 1% interest in the Company for $402,000 upon meeting the requirements of a Qualified Real Estate Investor and receiving written confirmation of such from Residence Mortgage Lender. Additionally, the Company shall pay $84,000 in annual operating fees to the manager, EHP, payable in equal monthly installments. Proceeds from the CWI contribution agreement were used to pay off the Portside TOT Loan, Portside Ground Lease Loan, Queensbay Ground Lease Loan and the related-party loans.
In connection with the CWI capital contribution, during 2011, the Company elected to treat a corporate subsidiary which engages in hotel operations as a taxable REIT subsidiary (“TRS”). A TRS is subject to corporate federal income taxes, and the Company provides for income taxes in accordance with current authoritative accounting guidance.
In preparing the financial statements, the Company evaluated subsequent events occurring through July 15, 2011, the date the financial statements were issued, in accordance with the Company’s procedures related to disclosures of subsequent events.